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                         EXHIBIT A-1



     Certain consolidating financial statements herein are being filed by the Company under separate cover to be afforded confidential treatment. Pursuant to the Freedom of Information Act and Applicable rules of the Securities and Exchange Commission, the consolidating financial information relating to the Company's non-utility subsidiaries have been separated from the remainder of Exhibit A and marked "CONFIDENTIAL TREATMENT REQUESTED BY DPL INC."

     The Statements for which confidential treatment is requested are found on pages 22 through 53 of Exhibit A-1 bearing the following headings:

1.  Inc. Consolidation Detail Report, Subsidiaries
    Unconsolidated, Income Statement, Year to Date 12/31/95;

2.  Inc. Consolidation Detail Report, Subsidiaries
    Unconsolidated, Balance Sheet, Year to Date 12/31/95;

3.  MVD Consolidating Financial Statements, Income
    Statement, Year to Date 12/31/95;

4.  MVD Consolidating Financial Statements, Balance Sheet,
    Year to Date 12/31/95;

5.  DP&L Consolidation Detail Report, Subsidiaries
    Unconsolidated, Income Statement, Year to Date 12/31/95;
    and

6.  DP&L Consolidation Detail Report, Subsidiaries
    Unconsolidated, Balance Sheet, Year to Date 12/31/95.











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